Exhibit 99.1

MARLIN BUSINESS BANK OPENS

Mount Laurel, NJ, March 12, 2008 – Marlin Business Services Corp. (NASDAQ: MRLN) is pleased to announce the opening of its Industrial Loan Bank, Marlin Business Bank, located in Salt Lake City, Utah.

“We’re very excited to announce the opening of Marlin Business Bank and the opportunities it offers our business. Our plan to launch this bank began in October 2005 and we’re pleased to have successfully completed the process. Our immediate plan for the bank is to broaden our sources of funding at lower cost insured deposit rates,” said Daniel P. Dyer, CEO of Marlin Business Services Corp. “Other plans for the bank include initiatives that fit with our small business lending strategy. We believe the bank is a competitive differentiator for Marlin, and it will serve as a key enhancement to our business model.”

About Marlin Business Services Corp.

Marlin Business Services Corp. is a nationwide provider of equipment leasing and working capital solutions primarily to small businesses. The Company’s principal operating subsidiary, Marlin Leasing Corporation, finances over 70 equipment categories in a segment of the market generally referred to as “small-ticket” leasing (i.e. leasing transactions less than $250,000). The Company was founded in 1997 and completed its initial public offering of common stock on November 12, 2003. In addition to its executive offices in Mount Laurel, NJ, Marlin has regional offices in or near Atlanta, Chicago, Denver and Philadelphia and Salt Lake City. For more information, visit www.marlincorp.com or call toll free at (888) 479-9111.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” “may,” “intend,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the SEC, including the sections captioned “Risk Factors” and “Business” in the Company’s Form 10-K filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Marlin Business Services Corp. Lynne Wilson
1-888-479-9111 ext. 4108